                                                                      EXHIBIT 11

STATEMENT REGARDING COMPUTATION OF
PER SHARE EARNINGS


                                                      THREE MONTHS ENDED
                                                   AUGUST 31,       AUGUST 31,
                                                      1998             1997
                                                  ------------     ------------
BASIC EARNINGS PER SHARE:
Weighted average number of common
  shares outstanding.....................           18,050,267       18,978,756
                                                  ============     ============
Net Income...............................         $  2,866,315     $  2,516,874
                                                  ============     ============
BASIC EARNING PER SHARE..................         $       0.16     $       0.13
                                                  ============     ============


DILUTED EARNINGS PER SHARE:
Weighted average number of common
  shares outstanding.....................           18,050,267       18,978,756
Common equivalent shares from
  stock options..........................            1,449,247        1,787,455
                                                  ------------     ------------
Total....................................           19,499,514       20,766,211
                                                  ============     ============
Net Income...............................         $  2,866,315     $  2,516,874
                                                  ============     ============
DILUTED EARNINGS PER SHARE...............         $       0.15     $       0.12
                                                  ============     ============

                                                         SIX MONTHS ENDED
                                                   AUGUST 31,       AUGUST 31,
                                                      1998             1997
                                                  ------------     ------------


BASIC EARNINGS PER SHARE:
Weighted average number of common
  shares outstanding.....................           18,110,952       19,032,513
                                                  ============     ============
Net Income...............................         $  6,285,521     $  4,778,128
                                                  ============     ============
BASIC EARNING PER SHARE..................         $       0.35     $       0.25
                                                  ============     ============


DILUTED EARNINGS PER SHARE:
Weighted average number of common
  shares outstanding.....................           18,110,952       19,032,513
Common equivalent shares from
  stock options..........................            1,477,214        1,575,216
                                                  ------------     ------------
Total....................................           19,588,166       20,607,729
                                                  ============     ============
Net Income...............................         $  6,285,521     $  4,778,128
                                                  ============     ============
DILUTED EARNINGS PER SHARE...............         $       0.32     $       0.23
                                                  ============     ============
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